Exhibit 10.2
AMENDMENT AND CONVERSION NOTICE
THIS AMENDMENT AND CONVERSION NOTICE (this “Agreement”) is dated as of May 28, 2026 between BT DE INVESTMENTS INC., a corporation existing under the Laws of the State of Delaware (the “Lender”), and CHARLOTTE’S WEB HOLDINGS, INC., a corporation incorporated under the Business Corporations Act (British Columbia) (the “Borrower”).
    WHEREAS the Borrower issued a convertible debenture dated November 14, 2022, in the original principal amount of $75,341,080, to the Lender (the “Convertible Debenture”).
    AND WHEREAS the Lender and the Borrower have entered into a subscription agreement dated March 30, 2026, pursuant to which the Lender has agreed to purchase, and the Borrower has agreed to sell, on a private placement basis, that number of Common Shares (the “Purchased Shares”) that is equal to the quotient of USD$10,000,000, as converted to Canadian dollars, divided by the greater of $0.94 per Purchased Share and a dollar amount equal to the maximum discount available pursuant to the TSX Company Manual applied to the 5-day volume weighted average price of the Common Shares on the Toronto Stock Exchange for the five consecutive trading days ending on and including the business day immediately preceding he Closing (as defined below) (the “Investment”).
    AND WHEREAS in connection with and effective as of immediately prior to the closing of the Investment (the “Closing”), the Borrower and the Lender wish to amend certain terms of the Convertible Debenture in accordance with Section 9.4 of the Convertible Debenture, and subsequently convert the outstanding principal and any accrued and unpaid interest thereunder into Common Shares in accordance with Article 4 of the Convertible Debenture effective on the Closing.
    NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and Borrower agree as follows:
Section 1Definitions
Capitalized terms used but not otherwise defined in this Agreement have the meanings given to them in the Convertible Debenture.
Section 2Amendments to the Convertible Debenture
(1)Contingent on and effective as of immediately prior to the Closing, the Convertible Debenture is amended as follows:
(1)The definition of “Conversion Price” in Section 1.1 of Schedule A to the Convertible Debenture is deleted in its entirety and replaced by the following:
“Conversion Price” means $0.94 subject to adjustment in accordance with the provisions of Section 4.3, in which case it shall mean the adjusted price in effect at such time after such adjustment.

(2)The definition of “Interest Conversion Price” in Section 1.1 of Schedule A to the Convertible Debenture is deleted in its entirety and replaced by the following:
“Interest Conversion Price” means $0.94.
(3)The reference to “19.9%” in Section 2.3 of Schedule A to the Convertible Debenture shall be deleted and replaced by “40.8%”.

Section 3Reference to and Effect on the Convertible Debenture
With the exception of the amendments provided for in Section 2 of this Agreement, the Convertible Debenture shall continue in full force and effect unamended; provided, however that on and after the date of this Agreement, any reference to “this Debenture” in the Convertible Debenture and any reference to the Convertible Debenture in any other agreements, exhibits or schedules thereto will mean the Convertible Debenture as amended by this Agreement.
Section 4Conversion Notice
Contemporaneously with the execution of this Agreement by the Borrower and the Lender, the Lender hereby delivers the Conversion Notice in substantially the form attached as Schedule B to the Convertible Debenture to the Borrower in accordance with Section 4.2 of the Convertible Debenture. The completed and signed Conversion Notice is attached as Schedule A to this Agreement. To facilitate the conversion effective on Closing, the parties hereto hereby waive the application of any time periods under Article 4 of the Convertible Debenture that would otherwise apply to such conversion. Upon issuance of the Common Shares pursuant to the conversion contemplated by this Agreement, the Borrower shall be, and shall be deemed to have been, discharged of all its obligations and covenants under the Convertible Debenture, and the Lender releases and forever discharges the Borrower from any and all claims arising under or in connection with the Convertible Debenture.
Section 5Successors and Assigns
This Agreement becomes effective only when executed by the Borrower and the Lender. After that time, it will be binding and inure to the benefit of the Lender and its successors and assigns, and shall be binding upon the Borrower and its successors and permitted assigns.
Section 6Time
Time shall be of the essence of this Agreement.
Section 7Governing Law
This Agreement shall be governed by, and construed and interpreted in accordance with, the Laws of the Province of Ontario and the federal Laws of Canada applicable therein, without regard to conflict of Laws principles. The Borrower and the Lender each hereby irrevocably attorns and submits to the exclusive jurisdiction of the Ontario courts situated in the City of Toronto (and appellate courts therefrom), and waives objection to the venue of any proceeding in such court or that such court provides an inappropriate forum in connection with this Agreement.
Section 8Further Assurances
Each of the Borrower and the Lender shall forthwith, at its own expense and from time to time, do or file, or cause to be done or filed, all such things and shall execute and deliver all such documents, agreements, opinions, certificates and instruments reasonably requested by the other party or its counsel as may be necessary or desirable to complete the transactions contemplated by this Agreement and carry out its provisions and intention.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BT DE INVESTMENTS INC.
By:	“Juan Palacios”
Name: Juan Palacios
Title: Authorized Signatory

CHARLOTTE’S WEB HOLDINGS, INC.
By:	“William Morachnick
Name: William Morachnick
Title: Authorized Signatory

SCHEDULE A – CONVERSION NOTICE
TO:    CHARLOTTE’S WEB HOLDINGS, INC. (the “Borrower”)
Capitalized terms used but not otherwise defined in this Conversion Notice have the meanings given to them in the Convertible Debenture (as defined below).
Pursuant to the convertible debenture of the Borrower issued to the undersigned on November 14, 2022 (as amended by the Amendment and Conversion Notice dated May 28, 2026, and such convertible debenture, as so amended, the “Convertible Debenture”), the undersigned hereby notifies you that $75,341,080 of the principal amount outstanding under the Convertible Debenture shall be converted into Common Shares of the Borrower in accordance with the terms of the Convertible Debenture.
In addition to the above, the applicable amount of accrued and unpaid interest on the principal amount being converted through but excluding the Issue Date with respect to this Conversion Notice, shall be converted into Common Shares of the Borrower in accordance with the terms of the Convertible Debenture.
Contingent on and contemporaneously with the Closing, as a result of the foregoing conversions, 95,281,277 Common Shares will be issued to the Borrower.
The uncertificated book entry in respect of the Common Shares to be issued, which will be evidenced by a DRS statement, shall be registered as follows:

Name	Registered Address	Address for Delivery
BT DE INVESTMENTS INC.	401 North Main Street Winston-Salem NC 27010 USA	401 North Main Street Winston-Salem NC 27010 USA
DATED this 28th day of May, 2026.
BT DE INVESTMENTS INC.

By: “Juan Palacios”
Name: Juan Palacios
Title: Authorized Signatory